                                                                  Exhibit (a)(6)



[THE SEAL OF THE
SECRETARY OF STATE
OF OHIO]

                                      ------------------------------------------
PRESCRIBED BY J. KENNETH BLACKWELL    EXPEDITE THIS FORM: (SELECT ONE)
     Ohio Secretary of State          ------------------------------------------
   Central Ohio: (614) 466-3910       MAIL FORM TO ONE OF THE FOLLOWING:
    Toll Free: 1-877-SOS-FILE         ------------------------------------------
         (1-877-767-3453)             [ ] Yes        PO Box 1390
                                                  Columbus, OH 43216
                                      *** REQUIRES AN ADDITIONAL FEE OF $100 ***
                                      ------------------------------------------
www.state.oh.us/sos                   [ ] No         PO Box 1028
-------------------                              Columbus, OH 43216
e-mail: busserv@sos.state.oh.us       ------------------------------------------




                           CERTIFICATE OF AMENDMENT BY
                             SHAREHOLDERS OR MEMBERS
                                   (Domestic)
                                Filing Fee $50.00


(CHECK ONLY ONE (1) BOX)
--------------------------------------------------------------------------------
(1) Domestic for Profit  PLEASE READ INSTRUCTION  (2) Domestic Non-Profit
    [ ] Amended          [X] Amendment                [ ] Amended  [ ] Amendment
        (122-AMAP)           (125-AMDS)                  (126-AMAN)    (128-AMD)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
COMPLETE THE GENERAL INFORMATION IN THIS SECTION FOR THE BOX CHECKED ABOVE.
--------------------------------------------------------------------------------


Name of Corporation    Morgan Funshares, Inc.
                       ---------------------------------------------------------

Charter Number         617208
                       ---------------------------------------------------------

Name of Officer        Robert F. Pincus
                       ---------------------------------------------------------

Title                  President
                       ---------------------------------------------------------

[ ] Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

    [X] A meeting of the  [X] shareholders  [ ] directors (NON-PROFIT AMENDED
                                                          ARTICLES ONLY)

    [ ] members was duly called and held on            April 13, 1998
                                               ---------------------------------
                                                           (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise 54.34% as the voting power of the corporation.
------

[X] In a writing signed by all of the  [X] shareholders  [ ] directors
                                                             (NON-PROFIT AMENDED
                                                             ARTICLES ONLY)
[ ] members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
CLAUSE APPLIES IF AMENDED BOX IS CHECKED.
--------------------------------------------------------------------------------

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.
--------------------------------------------------------------------------------



541                               Page 1 of 2             Last Revised: May 2002

--------------------------------------------------------------------------------
ALL OF THE FOLLOWING INFORMATION MUST BE COMPLETED IF AN AMENDED BOX IS CHECKED. IF AN AMENDMENT BOX IS CHECKED, COMPLETE THE AREAS THAT APPLY.
--------------------------------------------------------------------------------

FIRST:  The name of the corporation is:
                                        ----------------------------------------

SECOND: The place in the State of Ohio where its principal office is located is in the City of:


        ----------------------------------------------      --------------------
        (city, village or township)                               (county)

THIRD:  The purposes of the corporation are as follows:

        ------------------------------------------------------------------------








        ------------------------------------------------------------------------


FOURTH: The number of shares which the corporation is authorized to have outstanding is: 2,500,000 Common Shares
                        -----------------------
                           (DOES NOT APPLY TO BOX (2))
--------------------------------------------------------------------------------


                            -------------------------------    -----------------
        REQUIRED
Must be authenticated                                          November 20, 2002
(SIGNED) by an authorized   -------------------------------    -----------------
representative               Authorized Representative                Date
   (SEE INSTRUCTIONS)

                            -------------------------------    -----------------


                            -------------------------------    -----------------
                            Authorized Representative                 Date


                            -------------------------------    -----------------


                            -------------------------------    -----------------
                            Authorized Representative                 Date



541                               Page 2 of 2             Last Revised: May 2002

                                 *200232900074*

DATE          DOCUMENT ID     DESCRIPTION           FILING      EXPED    PENALTY    CERT    COPY
11/25/2002    200232900074    DOMESTIC/AMENDMENT    3,300.00    100.00       .00     .00     .00
                              TO ARTICLES (AMD)


                                    RECEIPT

                This is not a bill. Please do not remit payment.




CHRISTINE A. MAYER
1375 E. 9TH STREET
STE 1700
CLEVELAND, OH 44114


                                 STATE OF OHIO
                                  CERTIFICATE
                 OHIO SECRETARY OF STATE, J. KENNETH BLACKWELL

                                     617208

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

                             MORGAN FUNSHARES, INC.

       and, that said business records show the filing and recording of:


Document(s):                                                    Document No(s):
DOMESTIC/AMENDMENT TO ARTICLES                                  200232900074




                                       Witness my hand and the seal of the
          [SEAL]                       Secretary of State at Columbus, Ohio
                                       this 25th day of November, A.D.
                                       2002.
    United States of America
         State of Ohio                 /s/ J. Kenneth Blackwell
Office of the Secretary of State       Ohio Secretary of State